UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

GAMCO ASSET MANAGEMENT INC. MARIO J. GABELLI MATTHEW GOLDFARB F. JACK LIEBAU, JR. RYAN J. MORRIS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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GAMCO Asset Management Inc., together with the other participants named herein (collectively, “GAMCO”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying BLUE proxy card to be used to solicit votes for the election of GAMCO’s slate of three highly-qualified director nominees to the Board of Directors of Superior Industries International, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On April 25, 2016, GAMCO issued the following press release:

One Corporate Center Rye, NY 10580-1422 t 914.921.7733 GABELLI.COM

For Immediate Release:	Contact:	George Maldonado Director of Proxy Voting Services (914) 921-7733 For further information please visit www.gabelli.com

GAMCO Commends Superior’s Implementing Changes

GAMCO Asset Management Inc. ("GAMCO"), an affiliate of GAMCO Investors, Inc. (NYSE: GBL), commented on the announcement by Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE: SUP) of its preliminary financial results for the first quarter of 2016.

GAMCO is pleased that its continued drive for improvement at the Company appears to have bolstered Superior’s management focus on internal operations.  GAMCO believes its focus on capital allocation at the Company, beginning with the 2013 proxy contest, has been the catalyst for changes at Superior, including the hiring of Don Stebbins as CEO.  GAMCO continues to firmly believe that the Company’s Board of Directors (the “Board”) should concentrate on allocation of capital from internal operations and not “inorganic” growth.

GAMCO has led a multi-year campaign to improve the Board composition and operational efficiency at Superior and would like to thank Superior’s stockholders for their support during its proxy contest.  GAMCO would also like to thank its nominees, Matthew Goldfarb, F. Jack Liebau, Jr. and Ryan J. Morris.  GAMCO, on behalf of its clients, will continue to rigorously monitor Superior and its Board.

GAMCO Investors, Inc., through its subsidiaries, manages private advisory accounts (GAMCO Asset Management Inc.), mutual funds and closed-end funds (Gabelli Funds, LLC).

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release may contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. In particular, these include statements relating to future actions, future performance and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.

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